                                                                   EXHIBIT 10.17

                                                                Atlanta, Georgia
$2,461,017                                                      October 24, 1995

                           SECURED SUBORDINATED NOTE

     FOR VALUE RECEIVED, the undersigned, HORIZON ACQUISITION CORP., a Georgia corporation (hereinafter referred to as "Maker"), hereby promises to pay to the order of NEOSTAR MEDICAL TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to, along with each subsequent holder of this Note, as the "Holder") at _______________________________________________, or such other address as the
Holder hereof may designate in writing, the principal sum of TWO MILLION FOUR HUNDRED SIXTY-ONE THOUSAND SEVENTEEN DOLLARS ($2,461,017.00). No interest shall be payable on the unpaid principal balance hereof or otherwise under this Note.

     Except as provided below upon the occurrence of an "Acceleration Event", the principal amount of this Note shall be payable in the following installment payments:

          (i) $212,235.00 in twelve (12) consecutive monthly installments of $17,686.25 per month, payable on the last day of each month, commencing January 31, 1997 and continuing through December 31, 1997;

          (ii) $145,240.00 in twelve (12) consecutive monthly installments of $12,103.33 per month, payable on the last day of each month, commencing January 31, 1998 and continuing through December 31, 1998;

          (iii) $253,200.00 in eighteen (18) consecutive monthly installments of $14,066.67 per month, payable on the last day of each month, commencing January 1, 1999 and continuing through June 30, 2000;

          (iv)   $84,400.00 on July 31, 2000;

          (v)    $60,753.00 on January 31, 2001;

          (vi)   $121,506.00 on October 31, 2001;

          (vii)  $86,841.50 on April 30, 2002;

          (viii) $86,841.50 on October 31, 2002;

          (ix)   $1,160,000.00 on April 30, 2003; and

          (x)    $250,000.00 on October 31, 2003.

     "THE PAYMENT OF THE DEBT EVIDENCED HEREBY IS SUBORDINATED TO ALL DEBTS OF THE MAKER TO SIRROM CAPITAL CORPORATION AS SET FORTH IN A SUBORDINATION AGREEMENT DATED OCTOBER 24, 1995."

     In the event any "Acceleration Event" (as defined below) should occur, then the "Final Payoff Amount" (as defined below) shall be immediately due and payable in full on the date on which the Acceleration Event occurs. The Final Payoff Amount, when paid, shall be full and final payment of all sums due and payable under this Note. The term "Acceleration Event" shall mean: (i) a sale of Maker or Horizon Medical Products, Inc. ("Horizon") (through merger, sale of eighty percent (80%) or more of the outstanding stock of Maker or Horizon or sale of all or substantially all of the assets of Maker or Horizon; provided, however, that a sale of Maker to Horizon or a merger of Maker into Horizon shall not be an Acceleration Event), (ii) a sale of stock of Maker or Horizon to the public in an initial public offering, or (iii) the failure by Maker to pay any installment payment payable to Holder pursuant to the provisions in the preceding paragraph after Maker receives written notice of default from Holder and fails to pay the amount due within five (5) days after receiving notice of nonpayment, (iv) the filing of a petition by or against the Maker for relief under the Bankruptcy Code or under the bankruptcy, insolvency or any similar statute of the United States or any state thereof that is not dismissed within thirty (30) days after filing, (v) the making of any general assignment for the benefit of creditors by the Maker, (vi) the institution by the Maker of any type of insolvency proceeding or any proceeding for the liquidation or winding up of its affairs, (vii) the Maker shall apply for or consent to the appointment of a receiver, trustee or liquidator for the Maker or any of its assets, (viii) the authorization by the Maker for the dissolution of the Maker; (ix) default shall occur with respect to any material indebtedness of Maker for borrowed money if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity, (x) any material indebtedness of Maker for borrowed money shall not be paid when due subject to any applicable cure period, (xi) any default by Horizon under the Loan Agreement between Horizon and Sirrom Capital Corporation ("Sirrom") dated September 25, 1995 as the same may be amended, supplemented or modified from time to time, or (xii) any default by Horizon pursuant to the Secured Promissory Note dated September 25, 1995 of Horizon given to Sirrom which note is guaranteed by the Maker. The term "Final Payoff Amount" shall mean the remaining outstanding and unpaid amount due and payable under this Note at any time under the provisions of the preceding paragraph, with such amount then reduced to its present value as of the date on which the Acceleration Event occurs using an interest rate of ten percent (10%) in determining such present value. An illustration of the provisions in this paragraph is set forth in Schedule A attached hereto and incorporated herein by reference.

     If the Holder should employ attorneys or incur other expenses for the collection of amounts payable under this Note, the Maker shall pay the reasonable attorneys fees and such other expenses so incurred by the Holder of this Note.

     Time is of the essence of this Note.

     This Note is secured by a Security Agreement dated the date hereof covering certain Collateral (as defined therein).

     This Note is subject to prepayment by the Maker in full or in part at any time and from time to time without payment of penalty or premium. If Maker elects to prepay this Note in full, then Maker shall pay the Final Payoff Amount, calculated as of the date of such prepayment under the above provisions, as full and final payment of all sums due and payable under this Note.

     This Note is executed and delivered in payment of a portion of the Purchase Price payable under the terms of that certain Asset Purchase Agreement, dated as of October 24, 1995 (the "Purchase Agreement"), by and among the Maker, as Purchaser, the Holder, as Seller, and other parties. Under the terms of Section 3.3(a) of the Purchase Agreement, the amount payable under this Note is subject to an automatic reduction in the amount described in
Section 3.3(a) and Section 3.3(c), the provisions of which are incorporated herein by reference. If the amount payable under this Note is reduced pursuant to the provisions of Section 3.3(a) and Section 3.3(b) of the Purchase Agreement, then the reduction shall be made in the monthly installment payments which commence January 31, 1997 and continue on the last day of each month thereafter until all reductions are made; provided, however, that if any reduction to the amount owed under this Note described in the next paragraph below in this Note is made prior to any reduction under this paragraph, then the reduction under this paragraph shall be made in the most immediate succeeding payments under this Note (until all such reductions are made) after such reduction is made under the next paragraph below. Any such reduction in amount shall not otherwise affect any of the terms and provisions of this Note.

     Under the terms of Section 3.3(b) of the Purchase Agreement, the amount payable under this Note is subject to an automatic reduction in the amounts described in Section 3.3(b), the provisions of which are incorporated herein by reference. If the amount payable under this Note is reduced pursuant to the provisions of Section 3.3(b) and Section 3.3(c) of the Purchase Agreement, then the reductions shall be made in the monthly installment payments which commence January 31, 1997 and continue on the last day of each month thereafter until all reductions are made; provided, however, that if the reduction to the amount owed under this Note described in the above paragraph is made prior to any reduction under this paragraph, then the reductions under this sentence shall be made in the most immediate succeeding payments under this Note (until all such reductions are made) after such reduction under the above paragraph.

     Pursuant to Section 8.4 of the Purchase Agreement, the amount owed under this Note is subject to offset in the amounts and manner described in Section 8.4 and Schedule 8.4 to the Purchase Agreement. Any offset that is applied against the amount owed under this Note shall be applied against the payments that are most immediately due and payable under this Note at the time of the offset, taking into consideration any reductions in the amounts owed under this Note under the provisions of the two preceding paragraphs of this Note.

     The principal of this Note is payable in lawful money of the United States of America.

     The amount due and payable to Holder under this Note is subordinated to all indebtedness owed under the Loan Agreement dated September 25, 1995 to Sirrom Capital Corporation, which indebtedness has been guaranteed by Maker and is payable by Horizon. Other than such indebtedness, Maker will attempt to obtain priority for all indebtedness under this Note with respect to other indebtedness incurred by Maker for borrowed money from time to time until this
Note is paid in full.

     Demand, presentment, dishonor, protest and notice of dishonor are hereby waived by the Maker. The Holder shall not be deemed to waive any of its rights or remedies under this Note unless such waiver is express, in writing and signed by the Holder. No delay or omission by the Holder in exercising any of its rights or remedies shall operate as a waiver of any such right or remedy. An express waiver of any right or remedy in writing and signed by the Holder on any one occasion shall not be, nor be construed as, a waiver of any other right or remedy then existing or existing on any other occasion.

     This Note shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Georgia. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     The word "Holder" as used herein shall include all transferees, successor and assigns of the Holder. This Note shall be freely assignable upon prior written notice to the Maker, and all rights of the Holder hereunder shall inure to the benefit of its transferees, successors and assigns. All obligations of the Maker shall bind its legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be executed in its corporate name and its corporate seal to be hereunder affixed, all by its duly authorized officers, the day and year first written above.


                                   HORIZON ACQUISITION CORP.

                                   By: /s/ [unreadable]
                                       ----------------------------
                                        Chief Executive Officer

                                   Attest: /s/ [unreadable]
                                           ------------------------
                                            Secretary

                                             [CORPORATE SEAL]

                                   Address:

                                   Seven North Parkway Square
                                   4200 Northside Parkway, NW
                                   Atlanta, Georgia 30327

                        SCHEDULE A TO SUBORDINATED NOTE

     1. Assume that an Acceleration Event (as defined in the Subordinated Note) occurs on July 1, 1996 and the Final Payoff Amount becomes payable in full on July 1, 1996. The Final Payoff Amount on July 1, 1996 will be: $1,449,239.14.





     2. Assume that an Acceleration Event occurs on January 1, 2000 and the Final Payoff Amount becomes payable in full on January 1, 2000. Also, assume that all monthly payments payable under the Subordinated Note prior to January 1, 2000 have been paid. The Final Payoff Amount on January 1, 2000 will be:
$1,442,695.36.

                     AMENDMENT TO SECURED SUBORDINATED NOTE

         THIS AMENDMENT, entered into as of July 31, 1997, by and between HORIZON ACQUISITION CORP., a Georgia corporation ("HAC"), and NEOSTAR HOLDING, INC., a Delaware corporation and successor in interest through merger to Neostar Medical Technologies, Inc., a Delaware corporation, ("Neostar");

         WHEREAS, HAC has delivered to Neostar that certain Secured Subordinated Note dated October 24, 1995 in the principal amount of $2,461,017.00 payable by HAC to Neostar (the "Note");

         WHEREAS, Neostar is the holder of the Note;

         WHEREAS, HAC is presently unable to make the payments under the Note according to its terms and as a consequence thereof, HAC and Neostar have agreed to restructure the 1997 payment schedule in the Note and to make certain other agreements as hereinafter provided;

         NOW, THEREFORE, in consideration for the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The payment schedule for the Note, as set forth on the first page of the Note, is hereby revised, amended, and restated as follows:

            Except as provided below upon the occurrence of an "Acceleration Event", the principal amount of this Note shall be payable in the following installment payments of principal:

                           (i) The following payments of principal during 1997: $35,000.00 on July 31, 1997;
                                    $15,000.00 on July 31, 1997; $25,000.00 on
                                    August 31, 1997; $25,000.00 on September 30,
                                    1997; $25,000.00 on October 31, 1997;
                                    $25,000.00 on November 30, 1997; and
                                    $25,000.00 on December 31, 1997;

The payment of the debt evidenced hereby is subordinated to all debts of the Maker to Sirrom Capital Corporation as set forth in a Subordination Agreement dated October 24, 1995.

                           (ii) $145,240.00 in twelve (12) consecutive monthly installments of principal of $12,103.33 per month, payable on the last day of each month, commencing January 31, 1998 and continuing through December 31, 1998;

                           (iii) $253,200.00 in eighteen (18) consecutive monthly installments of principal of $14,066.67 per month, payable on the last day of each month, commencing January 31, 1999 and continuing through June 30, 2000;

                           (iv)   $84,400.00 of principal on July 31, 2000;

                           (v)    $60,753.00 of principal on January 31, 2001;

                           (vi)   $121,506.00 of principal on October 31, 2001;

                           (vii)  $86,841.50 of principal on April 30, 2002;

                           (viii) $86,841.50 of principal on October 31, 2002;

                           (ix)   $1,160,000.00 of principal on April 30, 2003;
                                  and

                           (x)    $287,235.00 of principal on October 31, 2003.

         2. The following provision is hereby added to the Note at the end of the first paragraph on the first page of the Note:

            Notwithstanding the preceding sentence, the amount of $37,235.00 (the "Deferred Amount") that was originally payable under this Note during 1997 has been deferred and is now payable as part of and is included in the amount of principal of $287,235.00 due and payable under this Note on October 31, 2003. Interest at the simple per annum interest rate of "Prime Rate" plus one percent shall be accrued, commencing on February 1, 1997, on the outstanding balance of the Deferred Amount, to be calculated as follows:

                                  AMOUNT            AMOUNT           OUTSTANDING
                                  PAYABLE           PAYABLE          BALANCE OF
            DATE                   UNDER             UNDER            DEFERRED
                                 ORIGINAL           REVISED            AMOUNT
                                  PAYMENT           PAYMENT
                                 SCHEDULE          SCHEDULE
January 31, 1997                 $17,686.25        $     0.00        $ 17,686.25
February 28, 1997                $17,686.25        $     0.00        $ 35,372.50
March 31, 1997                   $17,686.25        $     0.00        $ 53,058.75
April 30, 1997                   $17,686.25        $     0.00        $ 70,745.00
May 31, 1997                     $17,686.25        $     0.00        $ 88,431.25
June 30, 1997                    $17,686.25        $     0.00        $106,117.00
July 31, 1997                    $     0.00        $35,000.00        $ 71,117.50
July 31, 1997                    $17,686.25        $15,000.00        $ 73,803.75
August 31, 1997                  $17,686.25        $25,000.00        $ 66,490.00
September 30, 1997               $17,686.25        $25,000.00        $ 59,176.25
October 31, 1997                 $17,686.25        $25,000.00        $ 51,862.50
November 30, 1997                $17,686.25        $25,000.00        $ 44,548.75
December 31, 1997                $17,686.25        $25,000.00        $ 37,235.00

Such accrued interest shall be payable on December 31, 1997 and in quarterly payments after December 31, 1997 on each March 31, June 30, September 30, and December 31 thereafter until the Deferred Amount is paid in full; provided that in the event an "Acceleration Event" (as defined in this Note) occurs and the "Final Payoff Amount" (as defined in this Note) is paid, all accrued interest on the outstanding balance of the Deferred Amount through the date on which the Final Payoff Amount is paid shall be payable in full on the date of such payment. In addition, in determining the Final Payoff Amount, the Deferred Amount shall not be discounted to present value but shall be payable in full. "Prime Interest" shall mean the prime interest rate as shown daily in The Wall Street Journal under "Money Rates", which prime rate is presently 8 1/2% and which prime rate for purposes of this calculation shall change the day after any change in the Prime Interest as published in The Wall Street Journal under "Money Rates" commencing on February 1, 1997 through the date on which the Deferred Amount is paid in full.

         3. Unless expressly amended herein, all other provisions in the Note are ratified and confirmed in all respects and shall continue in full force and effect.

         4. This Amendment contains the entire agreement and understanding between the parties respecting the subject matter hereof and supersedes all prior and collateral agreements and understandings, regardless of form or nature, between the parties respecting that subject matter. No extension, amendment, modification, or supplement to this Amendment will be effective unless made in writing signed by the parties hereto. This Amendment will be binding on and inure to the benefit to the parties hereto and their respective successors and assigns. This Amendment may be executed in multiple counterparts, each of which will constitute an original, but all of which together will constitute one and the same agreement. The validity, construction, and enforcement of this Amendment and all matters related thereto or in connection therewith will be governed by the laws of the State of Georgia.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first set forth above.

ATTEST:                                       HORIZON ACQUISITION CORP.



/s/ [unreadable]                              By: /s/ [unreadable]
----------------------                           -------------------------------

Title: Secretary                              Title: President
       ---------------                              ----------------------------


ATTEST:                                       NEOSTAR HOLDING, INC.



/s/ [unreadable]                              By: /s/ Joseph D. Pike
----------------------                           -------------------------------

Title: Secretary                              Title: President
       ---------------                              ----------------------------